Exhibit 99

Joint Filer Information

Each of the following joint filers has designated HH&L Investment Co. as the “Designated Filer” for purposes of the attached Form 3:

1.	Qi Li Suite 3508, One Exchange Square 8 Connaught Place, Central Hong Kong

2.	Kenneth W. Hitchner Suite 3508, One Exchange Square 8 Connaught Place, Central Hong Kong

Date of Event Requiring Statement: February 4, 2021

Issuer Name and Ticker or Trading Symbol: HH&L Acquisition Co. [HHLA]

Date: February 5, 2021

Qi Li

By:	/s/ Qi Li

Kenneth W. Hitchner

By:	/s/ Kenneth W. Hitchner